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                                                                       EXHIBIT 5


February 25, 1994



Ametek, Inc.
Station Square
Paoli, Pennsylvania  19301

Ladies and Gentlemen:

We have acted as counsel to Ametek, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 33-51663), as amended by Amendment No. 1 thereto (the "Registration Statement"), relating to the proposed public offering (the "Offering") of $150,000,000 principal amount of the Company's __% Senior Notes Due 2006 (the "Notes").

As such counsel, we have examined copies of (i) the Certificate of Incorporation and Bylaws of the Company, each as in effect as of the date hereof, (ii) the Registration Statement and the exhibits thereto, (iii) the form of Indenture pursuant to which the Notes are proposed to be issued and (iv) the Prospectus which forms a part of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, and such documents, records, agreements, instruments, certificates of officers and representatives of the Company and others and have made such examinations of law as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.



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Ametek, Inc.
February 25, 1994
Page 2



Based upon and subject to the foregoing, we are of the opinion that the Notes, when sold in accordance with the Registration Statement, will be validly issued and outstanding.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of Notes" in the Prospectus. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN